Exhibit 10.1

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy, dated as of June 6, 2017 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Columbine Capital Corp. (“CCC”), Collegiate Peaks Bank, a wholly owned subsidiary of CCC (the “Bank”), John W. Perkins, Jr., a proxy (“Perkins”), and the undersigned, each of whom is a director of CCC and the Bank and/or a shareholder of CCC (each, a “Shareholder”). This Agreement will be effective upon the signing of the Merger Agreement (as defined below).

RECITALS

As an inducement for GBCI, Glacier Bank, CCC, and the Bank to enter into the Plan and Agreement of Merger, dated June 6, 2017 (the “Merger Agreement”), under which, among other things, CCC will merge with and into GBCI (the “Merger”), and the Bank will merge with and into Glacier Bank, each Shareholder, for such Shareholder and his, her, or its heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1.	Voting and Proxy.

a.	Voting. Each Shareholder will vote or cause to be voted all shares of CCC’s common stock that such Shareholder beneficially owns (the “Shares”), with power to vote or direct the voting of, in favor of approval of the Merger Agreement and the Merger. In addition, each Shareholder who is also a director of CCC (“Director”) will (a) recommend to the shareholders of CCC that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including without limitation the Director’s fiduciary duties to CCC and its shareholders.

b.	Appointment of Proxy. To better effect the provisions set forth in Section 1.a. above, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Perkins, with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any meeting of the shareholders of CCC (the “Meeting”) all of the Shares in favor of the approval of the Merger Agreement and the transactions contemplated therein, including the Merger, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form. This irrevocable proxy shall automatically terminate upon termination of this Agreement.

2.	Beneficial Ownership. On the date hereof, each Shareholder represents and warrants, severally but not jointly, that the Shares set forth on such Shareholder’s signature page (the “Owned Shares”) (a) are owned of record or beneficially by the Shareholder in the manner reflected thereon, (b) include all of the Shares owned of record or beneficially by the Shareholder, and (c) are free and clear of any proxy or voting restriction, claims, liens, encumbrances, and security interests, except (if applicable) as set forth on the Shareholder’s signature page, which encumbrances or other items do not affect in any respect the ability of the Shareholder to perform the Shareholder’s obligations hereunder. As of the date hereof, each Shareholder has, and at any meeting of CCC’s shareholders in connection with the Merger Agreement and the transactions contemplated thereby, each Shareholder will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Shareholder’s Owned Shares, except as otherwise reflected on the Shareholder’s signature page.

3.	Acknowledgments. Each Shareholder acknowledges that GBCI and CCC are relying on this Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted hereby is coupled with an interest and is irrevocable to the fullest extent permitted by applicable law. Each Shareholder and CCC acknowledges that the performance of this Agreement is intended to benefit GBCI. The vote of the Proxy Holder will control in any conflict between such vote of the Shares and a vote by any substitute proxy holder or the Shareholder, and CCC agrees to recognize the vote of the Proxy Holder. Perkins may, in his discretion, appoint a substitute Proxy Holder under this Agreement. The irrevocable proxy granted hereby will continue in effect until this Agreement is terminated in accordance with Section 5.h.

4.	No Transfer. Until the earlier to occur of (a) the completion of the Merger or (b) the termination of the Merger Agreement, no Shareholder will sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of CCC in connection with the CCC shareholders’ meeting at which the Merger is presented for shareholder approval) any of the Owned Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Agreement.

5.	Miscellaneous.

a.	Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations of the undersigned. This Agreement is intended to be enforceable by GBCI or Glacier Bank against each Shareholder individually.

b.	Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

c.	Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

d.	Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses.

e.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by GBCI and the Shareholder to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

f.	Governing Law. This Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Colorado. Venue of any legal action or proceeding between the parties related to this Agreement shall be in Denver, Colorado, and the parties consent to the personal jurisdiction of the courts of the State of Colorado and the federal courts located in Colorado. The Shareholder agrees not to claim that Denver, Colorado, is an inconvenient place for trial.

g.	Remedies. Any breach of this Agreement entitles GBCI to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

h.	Termination of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier to occur of: (i) the Effective Time (as defined in the Merger Agreement); (ii) such date and time as termination of the Merger Agreement in accordance with its terms; or (iii) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

i.	Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

- Signatures appear on the following pages –

This Voting Agreement and Irrevocable Proxy is dated as of the date set forth in the introductory paragraph.

GLACIER BANCORP, INC.	COLUMBINE CAPITAL CORP.
By: Randall M. Chesler	By: John W. Perkins, Jr.
Its: President and CEO	Its: President

GLACIER BANK	COLLEGIATE PEAKS BANK
By: Randall M. Chesler	By: John W. Perkins, Jr.
Its: President and CEO	Its: Co-CEO
PROXY HOLDER
John W. Perkins, Jr.

- Shareholders’ signatures appear on the following pages –

[Company Signature Page to Voting Agreement and Irrevocable Proxy]

This Voting Agreement and Irrevocable Proxy is dated as of the date set forth in the introductory paragraph.

SHAREHOLDER:
[Name]

RECORD NAME OF SHAREHOLDER	NATURE OF OWNERSHIP	NUMBER OF OWNED SHARES

[Company Signature Page to Voting Agreement and Irrevocable Proxy]